CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated August 7, 2012 on the statement of assets and liabilities of the DMS India MidCap Index Fund (the "Fund"), a series of the DMS Funds of August 8, 2012 and to all references to our firm included in or made part of this Pre-Effective Amendment No. 5 under the Securities Act of 1933 and Pre-Effective Amendment No. 5 under the Investment Company Act of 1940 to the DMS Funds Registration Statement on Form N-1A (File Nos. 333-180930 and 811-22706).

Abington, Pennsylvania

August 8, 2012